Exhibit 99.3

AMENDMENT NO. 2
TO
CONVERTIBLE DEBENTURE

SecureAlert, Inc. and SecureAlert Monitoring, Inc. (collectively the “Company”) entered into a debenture with the creditors listed below (the “Creditors”) on April 20, 2012 with a maturity date of July 31, 2012 in the principal amount of $2,500,000.00 with a “green shoe” option to raise an additional $500,000.00 (the “Debenture”). The Debenture was subsequently amended on July 31, 2012. The parties to the Debenture now desire to extend the maturity date on the Debenture as follows:

1.               Final Maturity Date: The parties hereto acknowledge and agree that the Final Maturity Date of the Debenture shall be extended from August 31, 2012 to October 15, 2012.

2.               Terms of Debenture: Except as provided herein the remaining terms of the Debenture, as amended shall be unchanged and fully enforceable by the parties hereto.

IN WITHNESS WHEREOF, this Amendment No. 2 to Convertible Debenture has been duly executed and delivered as of August 30, 2012.

SECUREALERT, INC.		SECUREALERT MONITORING, INC.

By:	/s/ John L. Hastings, III	By:	/s/ John L. Hastings, III
	John L. Hastings, III		John L. Hastings, III
	President and CEO		President

(Remainder of Page Intentionally Left Blank)

Creditor: Laemi Real Estates Inc. Investment Amount: $500,000.00		Address:

By:	/s/ Hans-Jorg Gatt	Laemi Real Estates, Inc.
	Hans-Jorg Gatt, Director	15 Neugasse

P.O. Box 424
LI-9490
Principality of Liechtenstein

Creditor: Sapinda Holding BV Investment Amount: $500,000.00

By:	/s/ Dr. Peter Wiesing	Sapinda Holding BV
	Dr. Peter Wiesing, Managing Director	Attn: Herm Holding BV
World Trade Center
Schiphol Boulevard 127, A 3.14
The Netherlands

Creditor: SAPINDA ASIA Limited Investment Amount: $1,000,000.00

By:	/s/ Lars Windhorst	Sapinda Asia Limited
	Lars Windhorst, Managing Director	Rooms 803-4, 8/F
Hang Seng Bank Building
200 Hennessy Road
Wanchai
Hong Kong

Creditor: George Schmitt
Investment Amount: $500,000.00

By:	/s/ George Schmitt	George Schmitt
	George Schmitt	554 Hamilton Way
Pleasanton, CA 94566